As filed with the Securities and Exchange Commission on April 29, 2021.

No. 333-253325

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 4 to

FORM S-1

REGISTRATION STATEMENT
Under
The Securities Act of 1933

TPB ACQUISITION CORPORATION I

(Exact name of registrant as specified in its charter)

Cayman Islands	6770	98-1582136
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1 Letterman Drive
Suite A3-1
San Francisco, CA 94129

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David Friedberg
Chief Executive Officer and Chairman
1 Letterman Drive
Suite A3-1
San Francisco, CA 94129

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Rachel Proffitt Peter Byrne Cooley LLP 101 California Street San Francisco, California 94111 Tel: (415) 693-2220 Fax: (415) 693-2222	J. Peyton Worley Ian D. Schuman Alison A. Haggerty Shagufa R. Hossain Latham & Watkins LLP 855 Third Avenue New York, New York 10022 Tel: (212) 906-1200 Fax: (212) 751-4864

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

TPB Acquisition Corporation I is filing this Amendment No. 4 to its registration statement on Form S-1 (File No. 333-253325) as an exhibits-only filing. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

Item 16.	Exhibits and Financial Statement Schedules.

(a)	Exhibits. The following exhibits are being filed herewith or incorporated herein by reference:

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement.*
3.1	Memorandum and Articles of Association.*
3.2	Form of Amended and Restated Memorandum and Articles of Association.*
4.1	Specimen Unit Certificate.*
4.2	Specimen Class A Ordinary Share Certificate.*
4.3	Specimen Warrant Certificate.*
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.*
5.1	Opinion of Cooley LLP.^
5.2	Opinion of Campbells, Cayman Islands Counsel to the Registrant.*
10.1	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.*
10.2	Form of Registration and Shareholder Rights Agreement among the Registrant, the Sponsor and the Holders signatory thereto.*
10.3	Form of Private Placement Warrants Purchase Agreement between the Registrant and the Sponsor.*
10.4	Form of Indemnity Agreement.*
10.5	Form of Administrative Services Agreement between the Registrant and the Sponsor.*
10.6	Securities Subscription Agreement, dated February 8, 2021, between the Registrant and the Sponsor.*
10.7	Form of Letter Agreement between the Registrant, the Sponsor and each director and executive officer of the Registrant.*
10.8	Promissory Note, dated as of February 9, 2021, between the Registrant and the Sponsor.*
23.1	Consent of Frank, Rimerman + Co. LLP.*
23.2	Consent of Cooley LLP (included on Exhibit 5.1).^
23.3	Consent of Campbells (included on Exhibit 5.2).*
24	Power of Attorney (included on signature page to the initial filing of this Registration Statement).*
99.1	Consent of Bharat Vasan.*
99.2	Consent of Kerry Cooper.*
99.3	Consent of Neil Renninger.*
99.4	Consent of April Underwood.*
99.5	Form of Audit Committee Charter.*
99.6	Form of Compensation Committee Charter.*
99.7	Form of Nominating Committee Charter.*

*	Previously filed.
^	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Francisco, California, on the 29th day of April 2021.

TPB ACQUISITION CORPORATION I

By:	/s/ David Friedberg
Name:	David Friedberg
Title:	Chief Executive Officer and Chairman

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ David Friedberg David Friedberg	Chief Executive Officer and Sole Director (Principal Executive Officer)	April 29, 2021

/s/ William Hauser William Hauser	Chief Financial Officer (Principal Financial and Accounting Officer)	April 29, 2021